UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ACUITY BRANDS, INC.

 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Beneficial Ownership of the Company's Securities

Our proxy statement for our 2015 Annual Meeting of Stockholders incorrectly reported the number of shares of our common stock beneficially owned by Vernon J. Nagel as of November 12, 2015 in the table titled Beneficial Ownership of the Company’s Securities. The actual number of shares of our common stock beneficially owned by Mr. Nagel was 447,115 (1.0% of shares outstanding) rather than the incorrectly reported number of 786,752 (1.8% of shares outstanding). The correct number of shares beneficially owned Mr. Nagel includes 166,910 shares that may be acquired within 60 days of November 12, 2015 upon the exercise of employee stock options, rather than the 506,547 shares incorrectly reported in footnote 2 of the table. As a result of the aforementioned correction, the total shares of common stock beneficially owned by all directors and executive officers as a group as of November 12, 2015 was 721,604 (or 1.6% of shares outstanding) rather than 1,061,241 (or 2.4% of shares outstanding) as previously reported in the table.